Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140964, No. 333-138892, No. 333-103969, No. 333-75162) of Odyssey Re Holdings Corp. of our report dated February 25, 2008 relating to the financial statements of HWIC Asia Fund which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
February 28, 2008